United States

Securities and Exchange Commission
Washington, D.C. 20579

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 14, 2017

(Date of earliest event reported)

Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 14, 2017, Littelfuse, Inc. (the “Company”) issued a press release announcing the appointment of Jeffrey Gorski as its Corporate Controller and Chief Accounting Officer. Mr. Gorski will serve as the principal accounting officer of the Company, in place of Meenal Sethna, the Executive Vice President and Chief Financial Officer of the Company, who will remain the Company’s principal financial officer.

A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is also posted on the Company’s website.

Mr. Gorski, age 42, previously served as Senior Vice President and Controller of R.R. Donnelley & Sons Company (NYSE:RRD), a leading global provider of integrated multichannel marketing and business communications solutions, since January 2013 and served as the Chief Accounting Officer since October 1, 2016. From 2011 through 2013, Mr. Gorski served as Vice President, Finance and prior to that from 2005 through 2011, he held positions of increasing responsibility in finance with RR Donnelley. Mr. Gorski holds a B.B.A., Accounting and Finance from the University of Wisconsin-Madison, and is a Certified Public Accountant in Illinois.

The Company entered into an employment offer letter dated June 28, 2017 with Mr. Gorski (the “Offer Letter”). The material terms of the Offer Letter are summarized below, and are qualified in their entirety by reference to the Offer Letter which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

●

Base Salary and Annual Bonus. Mr. Gorski will receive an annual base salary of $325,000.00. Mr. Gorski will be eligible to participate in the Company’s 2017 Annual Incentive Plan, with a target incentive amount of 50% of base salary. Both salary and bonus are subject to annual review and approval.

●

Sign on Bonus. Mr. Gorski will receive an initial cash sign-on bonus in the amount of $50,000.00. He will also receive a sign-on grant of restricted stock units (“RSUs”) with a grant value of $550,000 based on the closing price of Littelfuse stock on August 14, 2017, issued pursuant to the Company’s Long-Term Incentive Plan. The RSUs vest in three annual installments beginning one year from the date of grant and are subject to a restricted stock unit agreement which sets forth the terms and conditions of the award, including but not limited to vesting, settlement, rights to dividends, voting, transfer restrictions and forfeiture. The material terms of the RSU award agreement are qualified in their entirety by reference to the Form of Restricted Stock Unit Award Agreement (Tier II Management) under the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan that was filed as Exhibit 10.6 to the Form 10-Q filed on May 6, 2016 and is incorporated herein by reference.

●	Long-Term Compensation. Mr. Gorski will be eligible to participate in the Company’s Long-Term Incentive Plan, beginning with the 2018 plan year.

The Company also entered into a change of control agreement dated August 14, 2017 with Mr. Gorski (the “Change of Control Agreement”) the form of which is attached hereto as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. The material terms and conditions of the Change of Control Agreement are set forth below.

If a change of control occurs at any time on or before August 14, 2019, the Company (“we” or “our”) has agreed to continue to retain the services of Mr. Gorski and he has agreed to remain in our service, for two years after the occurrence of the change of control (the “Service Period”). During the Service Period, the Company will provide him with: (i) monthly base salary that is no less than the highest monthly base salary provided to him during the twelve months prior to the change of control, (ii) fringe benefits, reimbursement of business expenses, paid vacation time and office support at levels no less than provided during the 120 days prior to the change of control, (iii) annual bonuses that shall be the greater of (a) the average of Mr. Gorski’s annual bonus for the three years prior to the change of control or (b) the target bonus amount applicable to Mr. Gorski for the fiscal year in which the change of control occurs, and (iv) health and welfare benefits and incentive, savings and retirement opportunities generally no less favorable, in the aggregate, than the plans in effect during the 120 days prior to the change of control or those provided after the change of control to other peer executives of the Company if more favorable.

Under the agreement, a “change of control” is triggered upon (i) certain acquisitions by any person becoming the beneficial owner of more than 50% of our outstanding stock or of the total voting power of our outstanding securities, (ii) the replacement of a majority of the members of the Board during a 12-month period by directors whose appointment or election was not previously endorsed by a majority of the Board, (iii) persons acquiring ownership of 30% or more of the total voting power of our outstanding securities during a 12-month period or (iv) certain acquisitions of at least 40% of our assets during a 12-month period.

In the event that the Company terminates the service of Mr. Gorski during the Service Period other than for cause, death or disability, or if he terminates his service for good reason, he will be entitled to the following payments and benefits in addition to certain accrued amounts:

(1)     a lump sum payment equal to one times his annual base salary and the greater of: (i) the average of the Mr. Gorski’s annual bonus for the three years prior to termination from service or (ii) the target bonus amount applicable to Mr. Gorski for the fiscal year in which the termination occurs;

(2)     a pro-rata amount equal to the greatest of Mr. Gorski’s (i) target annual bonus for the fiscal year in which the termination occurs, (ii) annual bonus for the year in which the termination occurs based on performance through the termination date or (iii) average annual bonus for the last three fiscal years for the three years prior to the termination date;

(3)     during the one year following termination, reimbursement of the premium cost in excess of the normal active employee rate for his peer group to continue group medical benefits for him and his family under COBRA plus any tax gross-up attributable to this amount;

(4)     for a period of up to one year after termination, or until Mr. Gorski accepts employment with any third party if earlier, reasonable outplacement services to Mr. Gorski for the purpose of assisting him with finding new employment;

(5)     any option or right granted to Mr, Gorski under any of our equity-based plans will be exercisable by Mr. Gorski until the earlier of the date on which the option or right terminates in accordance with the terms of its grant or the expiration of 12 months after the date of termination; and

(6)     the payment or provision of other amounts or benefits required to be paid under any of our plans, programs, policies, practices, contracts or agreements.

In addition to the above additional benefits and payments, Mr. Gorski will no longer be bound by any non-compete agreements.

For purposes of the agreement, “cause” means (i) the willful and continued failure by Mr. Gorski to substantially perform his duties (other than due to physical or mental illness), after a written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes that Mr. Gorski has not substantially performed his duties and such failure is not cured within 60 calendar days after receipt of such written demand or (ii) the willful engagement by Mr. Gorski in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

“Good reason” means (i) Mr. Gorski is not elected to, or is removed from, any elected office that Mr. Gorski held immediately prior to a change of control, (ii) the assignment to Mr. Gorski of any duties materially inconsistent in any respect with Mr. Gorski’s position, authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, other than isolated, insubstantial and inadvertent actions not occurring in bad faith which are remedied, (iii) any failure by the Company to comply with any of the provisions of the change of control agreement other than certain isolated, insubstantial and inadvertent failures not occurring in bad faith which are remedied, (iv) requiring Mr. Gorski to travel on business to a substantially greater extent than required immediately prior to the change of control or (v) any purported termination of Mr. Gorski’s service other than as expressly permitted under the agreements, in all cases so long as Mr. Gorski provides at least 90 days’ notice and allows the Company at least 30 days to cure.

If Mr. Gorski’s service is terminated by reason of his death or disability during the Service Period, in addition to any accrued amounts due to Mr. Gorski for services prior to separation, the Company will pay to Mr. Gorski or his legal representative: (i) a pro-rata amount equal to the greatest of Mr. Gorski’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the termination date or (c) average annual bonus for the last three fiscal years for the three years prior to the termination date, plus (ii) any other amounts or benefits required to be paid or provided or which Mr. Gorski is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements. These other benefits include, in the case of death, benefits at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of peer executives and, in the case of disability, disability and other benefits at least equal to the most favorable of those generally provided by the Company to disabled executives and/or their families. “Disability” generally means the inability to engage in substantial gainful activity or receipt of income replacement benefits under our (or our subsidiary’s) accident and health plan for at least 3 months, in either case, because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months.

If Mr. Gorski is terminated voluntarily without good reason during the Service Period, the Company will pay to Mr. Gorski any accrued amounts due to him for services prior to termination, plus: (i) a pro-rata amount equal to the greatest of Mr. Gorski’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the termination date or (c) average annual bonus for the last three fiscal years for the three years prior to the termination date, and (ii) any other amounts or benefits required to be paid or provided or which Mr. Gorski is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements. If Mr. Gorski is terminated for cause during the Service Period, the Company will pay to Mr. Gorski any accrued but unpaid base salary due to him for services prior to termination, plus any other amounts or benefits required to be paid or provided for which Mr. Gorski is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.

This description of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change of Control Agreement.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employment offer letter between Littelfuse, Inc. and Jeffrey Gorski, dated June 28, 2017.
10.2	Form of Change of Control Agreement.
99.1	Press Release, dated August 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTELFUSE, INC.

Date: August 14, 2017	By: /s/ Ryan K. Stafford
Ryan K. Stafford Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment offer letter between Littelfuse, Inc. and Jeffrey Gorski, dated June 28, 2017.
10.2	Form of Change of Control Agreement.
99.1	Press Release, dated August 14, 2017.